SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — May 17, 2006
TRUE RELIGION APPAREL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-51483	98-0352633

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Rio Vista Avenue, Los Angeles, California	90023

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (323) 266-3072
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 17, 2006, True Religion Apparel, Inc. (the “Company”) and its wholly-owned subsidiary, Guru Denim, Inc., entered into a lease agreement with SDJ Enterprises, Ltd. for approximately 119,000 square feet of combined office and warehouse space located at 2263 E. Vernon, Vernon, California, at a monthly rental rate of approximately $60,000. The lease has an initial five-year term ending on June 30, 2011. The Company has the option to extend the lease for one additional five-year term. The Company will conduct all of its executive and administrative functions, design, warehousing and shipping of True Religion Brand apparel to its worldwide customers from this facility.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable

(d)	Exhibits.
Exhibit 10.1
Standard Industrial/Commercial Single-Tenant Lease — Gross dated May 17, 2006, among SDJ Enterprises, Ltd., Guru Denim, Inc. and True Religion Apparel, Inc. for 2263 E. Vernon, Vernon, California

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUE RELIGION APPAREL, INC.
Date: May 22, 2006	By:	/s/ CHARLES A. LESSER
		Name:	Charles A. Lesser
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Standard Industrial/Commercial Single-Tenant Lease — Gross dated May 17, 2006, among SDJ Enterprises, Ltd., Guru Denim, Inc. and True Religion Apparel, Inc. for 2263 E. Vernon, Vernon, California